                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1999 Stock Option Plan, the 2000 Stock Incentive Plan, the 2002 Employee Stock Incentive Plan, the 2002 Employee Stock Purchase Plan and the 2002 Key Executive Stock Incentive Plan of Printcafe Software, Inc. of our report dated February 11, 2002 (except Note 15, as to which the date is June 10, 2002), with respect to the financial statements of Printcafe Software, Inc. included in its Registration Statement on Form S-1 (No. 333-82646), filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 25, 2002